As filed with the Securities and Exchange Commission on November 22, 2024

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LA ROSA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	6531	87-1641189
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor

Celebration, FL 34747

(321) 250-1799 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph La Rosa

Chief Executive Officer

1420 Celebration Blvd., 2nd Floor

Celebration, FL 34747

(786) 389-9771

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Barry Biggar, Esq.
Anna Chaykina, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATION OF THE FILING

This shelf registration statement will provide our company with the flexibility to issue and sell securities if and when deemed appropriate and in the best interest of our stockholders. We may or may not issue and sell any securities under this registration statement. Filing this registration statement merely gives us flexibility to issue registered securities if and when we deem doing so is appropriate and in the best interest of our stockholders, without any unnecessary delays. This registration statement helps us maintain an optimal state of readiness at all times.

This registration statement contains two prospectuses:

●	a base prospectus that covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, warrants, debt securities, and units in one or more offerings with a total value of up to $50,000,000; and

●	a sales agreement prospectus covering the potential offering, issuance, and sale from time to time by us of shares of our common stock having a maximum aggregate offering price of up to $5,329,500 that may be issued and sold under the sales agreement (the “sales agreement”) dated November 22, 2024 with A.G.P./Alliance Global Partners.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus, which specifies the terms of our common stock to be sold under sales agreement, immediately follows the base prospectus. The common stock that may be offered, issued, and sold under the sales agreement prospectus is included in the $50,000,000 of securities that may be offered, issued, and sold under the base prospectus. Upon termination of the sales agreement, any portion of the $5,329,500 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 22, 2024

PROSPECTUS

$50,000,000

LA ROSA HOLDINGS CORP.

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock, or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of November 20, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $15,988,890 based on 14,149,460 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $1.13 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on October 23, 2024 calculated in accordance with General Instruction I.B.6 of Form S-3. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period that ends on and includes the date hereof.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LRHC.” On November 20, 2024, the last reported sale price of our common stock was $0.761 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully and consider the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, in any other recently filed quarterly or current reports, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.” We are also a “controlled company” as defined under the corporate governance rules of Nasdaq. Please read “Implications of Being a Controlled Company.”

The date of this prospectus is _______, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”, or “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, La Rosa Holdings Corp. and its subsidiaries.

ii

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our business development efforts, our prospects for initiating partnerships or collaborations, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K.

Overview

We are the holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments. Our primary business, La Rosa Realty, LLC, has been listed in the “Top 75 Residential Real Estate Firms in the United States” from 2016 through 2020 by the National Association of Realtors, the leading real estate industry trade association in the United States. Additionally, we have a full-service escrow settlement and title company in Florida.

In addition to providing person-to-person residential and commercial real estate brokerage services to the public, we cross sell ancillary technology-based products and services primarily to our sales agents and the sales agents associated with our franchisees. Our business is organized based on the services we provide internally to our agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, title and property management. Our real estate brokerage business operates primarily under the trade name La Rosa Realty, which we own, and, to a lesser extent, under the trade name Better Homes Realty which we license. We have 24 La Rosa Realty corporate real estate brokerage offices and branches located in Florida, California, Texas, Georgia, and Puerto Rico. We have 8 La Rosa Realty franchised real estate brokerage offices and branches and 3 affiliated real estate brokerage offices that pay us fees in three states in the United States and Puerto Rico. Our real estate brokerage offices, both corporate and franchised, are staffed with 2,647 licensed real estate brokers and sales associates as of September 30, 2024. Additionally, we have a full-service escrow settlement and title company in Florida.

We have built our business by providing the home buying public with well trained, knowledgeable realtors who have access to our proprietary and third-party in-house technology tools and quality education and training, and valuable marketing that attracts some of the best local realtors who provide value-added services to our home buyers and sellers that are attracted to our brands. We give our real estate brokers and sales agents who are seeking financial independence a turnkey solution and support them in growing their brokerages while they fund their own businesses. This enables us to maintain a low fixed-cost business with several recurring revenue streams, yielding relatively high margins and cash flow.

Our agent-centric commission model enables our sales agents to obtain higher net commissions than they would otherwise receive from many of our competitors in our local markets. We believe that agents who join our Company from the major real estate brokerage firms have increased their income by an average of approximately forty percent (40%). They can then use this additional income to reinvest in their businesses or as take-home profit. This is a strong incentive for them to compete against the discount, flat fee and internet brokerages that have sprung up in the past several years. Instead of us taking a greater share of their income, our agents pay what we believe to be reduced rates for training and mentorship and our proprietary technology. Our franchise model has a similar pricing methodology, permitting the franchise owner the freedom to operate their business with minimal control and lower expense than other franchise offerings.

Moreover, we believe that our proprietary technology, training, and the support that we provide to our agents at a minimal cost to them is one of the best offered in the industry.

On October 12, 2023, we consummated our initial public offering (the “IPO”). Following our IPO, as of the date of this prospectus, we have acquired majority ownership of the following franchisees of the Company: Horeb Kissimmee Realty, LLC, La Rosa Realty Orlando, LLC, La Rosa Realty Georgia, LLC, La Rosa Realty California, La Rosa Realty Lakeland LLC and La Rosa Realty Success LLC, and 100% ownership of the following franchisees of the Company: La Rosa CW Properties, LLC, La Rosa Realty North Florida LLC, La Rosa Realty Winter Garden LLC, Nona Legacy Powered By La Rosa Realty, Inc. (formerly, La Rosa Realty Lake Nona Inc.), BF Prime LLC, and La Rosa Realty Premier, LLC. We have also acquired 100% ownership of Nona Title Agency LLC, a full service escrow settlement and title company.

We intend to continue growing our business organically and by acquisition.

It is management’s intention to acquire additional franchisees and other businesses in 2024 and 2025. We continuously look to search for potential acquisition targets. Management is in discussions with several franchisees; however, any future agreements may have terms that are materially different than the terms of completed acquisitions. We cannot guarantee that the Company will actually enter into any binding acquisition agreements with any of those companies. If we do, we cannot assure you that the terms of such acquisitions will be substantially the same or better for the Company than those of completed acquisitions.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages 29 and 29, respectively.

Corporate Information

We were incorporated in the State of Nevada on June 14, 2021. Our principal corporate office is located at 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747. Our main telephone number is (321) 250-1799, and our main website is www.larosaholdings.com. The information included on our website or in any social media associated with the Company is not incorporated by reference in and is not deemed a part of this prospectus and should not be relied upon in determining whether to make an investment decision.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Implications of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules, due to the fact that our Chief Executive Officer, Chairman and Founder, Mr. Joseph La Rosa, as of November 20, 2024, controls 64.7% of the total voting power of our common stock based on his ownership of common stock and the 20,000,000 votes provided by his Series X Super Voting Preferred Stock, $0.0001 par value per share, (the “Series X Preferred Stock”) that votes with the common stock, with respect to director elections and other matters.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus and in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision about investing in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our common stock could decline, and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

Risks Associated with Our Capital Stock

Our failure to maintain our compliance with Nasdaq’s continued listing standards or other requirements could result in our common stock being delisted from Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

Our common stock is currently listed on the Nasdaq Capital Market on Nasdaq under the symbol “LRHC.” Nasdaq requires listed issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your shares.

On October 10, 2024, we received a letter from Nasdaq notifying us that we were no longer in compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Although Nasdaq has granted us 180 calendar days, or until April 8, 2025, to regain compliance with the Bid Price Rule, there can be no assurance that we will regain such compliance, and Nasdaq could make a determination to delist our common stock.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the Securities and Exchange Commission rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

Furthermore, on November 20, 2024, the closing price of our common stock was $0.761. Pursuant to Nasdaq Rule 5810(c)(3)(A)(iii), if the closing price of our common stock is $0.10 or less for 10 consecutive trading days, we will be issued a Staff Delisting Determination by Nasdaq. If we receive a Staff Delisting Determination Letter resulting from our common stock trading at or below $0.10 for 10 consecutive trading days, we will have 7 calendar days to request a hearing before a Nasdaq hearings panel to review the Staff Delisting Determination, which will determine the delisting of our common stock by Nasdaq. A hearing would then take place within 45 days of the hearing request to determine whether or not our common stock would be delisted. If, in the future, we receive a Staff Delisting Determination there can be no assurance that we would be successful in preventing a determination by the Nasdaq hearing panel that our stock will be delisted.

USE OF PROCEEDS

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from the sale of the securities from offerings under this prospectus for capital expenditures, acquisitions of additional companies or brands, investments and general corporate purposes, including working capital unless the applicable prospectus supplement states otherwise. General corporate purposes may include working capital.

As a result, we will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that may not necessarily improve our results of operations or enhance the value of our common stock. We would not receive proceeds from sales by our security holders.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time common stock, preferred stock, debt securities, warrants to purchase any such securities or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities and warrants to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 250,000,000 shares of common stock, par value $0.0001 per share, with 20,200,891 shares issued and outstanding as of November 20, 2024.

Each share of our common stock has the same relative rights and is identical in all respects with each other share of common stock.

The holders of our common stock are entitled to the following rights:

Voting

Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive ratably such dividends, if any, when, as, and if declared by our Board of Directors (“Board”) out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution

In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights

Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions

There are no sinking fund provisions applicable to the common stock.

Anti-Takeover Effects of Nevada Law and the Articles of Incorporation and Bylaws

Certain provisions of our Articles of Incorporation, as amended (collectively, the “Articles of Incorporation”) and our Bylaws (the “Bylaws”), and certain provisions of the Nevada Revised Statutes (the “NRS”) could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws and the relevant provisions of the NRS.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our authorized capital includes “blank check.” Our Board has the authority to issue preferred stock in one or more class or series and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our Company.

Action by Written Consent

Our Bylaws provide that any action required or permitted by law, the Articles of Incorporation, or Bylaws to be taken at a meeting of the stockholders of the Company may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our Bylaws and Rule 14a-8 of the Exchange Act.

Special Meetings

Our Bylaws provide that special meetings of stockholders may be called for any purpose or purposes by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) Board of Directors pursuant to a resolution adopted by directors representing a quorum of the Board of Directors, or (iv) the holders of shares entitled to cast not less than 33 1/3% of the votes at the meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

Board Vacancies

Our Bylaws provide that any vacancy on our Board, howsoever resulting, shall be filled only by the affirmative vote of a majority of the remaining directors, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders.

Removal of Directors

Our Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Right to Alter, Amend or Repeal Bylaws

Our Bylaws provide that they may be altered, amended or repealed at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Indemnification of Officers and Directors and Insurance

Our Bylaws provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Nevada law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Nevada law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our Company or our stockholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Nevada law.

In accordance with Nevada law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Nevada Anti-Takeover Statutes

The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders as a special or annual meeting. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within 90 days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LRHC”.

Transfer Agent and Registrar

Our transfer agent and registrar for all securities registered under Section 12 of the Exchange Act is VStock Transfer, LLC located at 18 Lafayette Pl, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock that we issue will be governed by our certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our by-laws.

As of November 20, 2024, we had 50,000,000 authorized shares of preferred stock, with 2,000 shares of Series X Super Voting Preferred Stock issued and outstanding.

The Board may provide for the issue of any or all of the unissued and undesignated shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by law, without stockholder approval.

Our Board has the right to establish one or more series of preferred stock without stockholder approval. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance at the discretion of our Board without further action by our stockholders. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible, and all other terms and conditions upon which the conversion may be made;

●	the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

●	restrictions on the issuance of shares of the same series or any other class or series; or

●	voting rights, if any, of the holders of the series.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms related to the offering. They will include, where applicable:

●	the title and stated value of the series of preferred stock and the number of shares constituting that series;

●	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

●	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

●	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

●	any listing of the series of shares of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in shares of preferred stock of the series will be represented by global securities;

●	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

●	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

●	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Series X Super Voting Preferred Stock

On July 29, 2021, we filed an Amended and Restated Articles of Incorporation with the Secretary of State of Nevada authorizing 50,000,000 shares of “blank check” preferred stock and designating 2,000 shares of the authorized preferred stock as “Series X Super Voting Preferred Stock” and issued 100% of the Super X Super Voting Preferred Stock to Mr. Joseph La Rosa, our Chief Executive Officer, President and Chairman.

The holder of our Series X Super Voting Preferred Stock is entitled to the following rights:

●	Voting Rights. Each share of our Series X Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our Common Stock as a single class on all matters to be voted or consented upon by the stockholders.

●	Conversion The Series X Super Voting Preferred Stock is not convertible into common stock or any other securities of the Company.

●	Dividend Rights. The holders of our Series X Super Voting Preferred Stock are not entitled to any dividend rights or to participate in dividends paid on the Company’s Common Stock.

●	Liquidation Rights. The holders of the Series X Super Voting Preferred Stock are not entitled to any liquidation preference.

●	Other Matters. The holders of our Series X Super Voting Preferred Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Series X Super Voting Preferred Stock does not provide for pre-emptive rights. All of the outstanding shares of our Series X Super Voting Preferred Stock are fully paid and non-assessable.

Series A Convertible Preferred Stock

On February 13, 2023, the Company filed with the Secretary of State of Nevada a Certificate of Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”), designating 11,000 shares of the authorized preferred stock as the “Series A Convertible Preferred Stock,” that are entitled to the following rights, preferences and privileges:

●	Voting Rights. The Series A Preferred Stock provides its holders no right to vote on any matters to be voted or consented upon by the stockholders of the Company who have voting rights.

●	Term. The term of the Series A Preferred Stock is perpetual.

●	Mandatory Conversion. Each share of the Series A Preferred Stock shall automatically convert into shares of the Company’s common Stock upon the earlier of: (x) the closing date of the Company’s initial public offering of the common Stock (“IPO Conversion”); or (y) upon a change in control of the Company (“CiC Conversion”). In an IPO Conversion, the number of shares of common stock into which the Series A Preferred Stock is convertible is equal to the quotient of: X divided by the product of (Y multiplied by Z), where: (i) X = the total dollar amount invested in the Series A Preferred Stock; (ii) Y = the initial public offering price of the common stock (“IPO Price”) as determined by the Board of Directors; and (iii) Z= 0.7 (representing a 30% discount off of the IPO Price of the common stock). Any fractional number of shares of common stock shall be rounded down to the next lower share number. In a CIC Conversion, the number of shares of common stock into which the Series A Preferred Stock is convertible is equal to the quotient of: X divided by the product of (Y multiplied by Z), where: (i) X = the total dollar amount invested in the Series A Preferred Stock; (ii) Y= the highest price paid for a share of common stock during the 12 consecutive months prior to the effective date of the Change in Control by the person, group of persons or the entity who acquired control of the Company (the “CiC Price”); and (iii) Z= 0.7 (representing a 30% discount off of the CiC Price of the common stock).

●	Optional Conversion. Holders of Series A Preferred Stock have no right to convert their shares of Series A Preferred Stock into shares of common stock or other equity security of the Company.

●	Anti-Dilution Rights. The holders of the Series A Preferred Stock shall have no anti-dilution rights, including any rights relating to the Company’s issuance of additional shares of common stock, the issuance of stock purchase rights, the distribution of cash or additional shares of common stock or fundamental changes, provided however, that if the Board of Directors authorizes any forward or reverse stock split of the common stock, the Board shall authorize a split up of the Series A Preferred or make such other equitable adjustment such that the holders of the Series A Preferred Stock are able to maintain the right to convert their shares of Series A Preferred Stock into an equivalent number of shares of common stock after the split of the common stock.

●	Beneficial Ownership Limitation. The Company will not effect the conversion of shares of Series A Preferred Stock to the extent that after giving effect to such conversion, such an individual or entity would beneficially own in excess of 4.99%. By written notice to the Company, a holder of Series A Preferred Stock may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such holder and shall not exceed 9.9% of the total outstanding shares of the Company’s common stock.

●	Redemption Rights. The Series A Preferred Stock is not redeemable by the Company.

●	Repurchase by the Company. If the Board determines, in its sole discretion, at any time in the future that it is likely that within nine months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under Section 12(g) of the Exchange Act, the Company will have the option to repurchase the Series A Preferred Stock (or underlying common stock) from a holder for the greater of: (i) the original purchase price and (ii) the fair market value of the Series A Preferred Stock (or the underlying common stock) as determined by an independent appraiser of securities chosen by the Board in its sole discretion and paid by the Company.

●	Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of record of shares of Series A Preferred Stock will not be entitled to receive, immediately prior and in preference to any distribution to the holders of the Company’s common stock and other junior securities, any liquidation preference for their shares of the Series A Preferred Stock and shall participate, pari passu, with the holders of the common stock and other junior securities in the distribution of any remaining assets of the Company after first payment to all creditors of the Company.

●	Voting Rights. Each share of our Series X Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

The Company previously issued 3,436 shares of Series A Preferred Stock, all of which converted into the common stock of the Company upon the closing of the IPO. As of November 20, 2024, none of Series A Convertible Preferred Stock are outstanding.

DESCRIPTION OF WARRANTS

General

As of November 20, 2024, we have issued and outstanding warrants to purchase approximately 2,487,167 shares of our common stock with a weighted average exercise price per share of $1.37 were outstanding.

We may offer by means of this prospectus warrants for the purchase of our common stock or preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement, or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to our capital stock, see “Description of Common Stock,” and “Description of Preferred Stock.”

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the price or prices of the warrants may be payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

●	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of warrants that may be exercised at any one time;

●	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form, or in any combination of these forms;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain U.S. federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

●	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

●	the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

●	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

●	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants.

Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrant holders’ consent, for the purpose of:

●	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

●	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

●	appointing a successor depository if the securities are issued in the form of global securities;

●	evidencing a successor agent’s acceptance of appointment with respect to any securities;

●	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

●	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

●	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrant holders in any material respect.

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying, or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

●	reduces the number or amount of securities receivable upon any exercise of any such security;

●	shortens the time period during which any such security may be exercised;

●	otherwise adversely affects the exercise rights of warrant holders in any material respect; or

●	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger, and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

●	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state, or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement, or other instrument; and

●	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen, or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants, and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, will be issued under an indenture to be entered into between our company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We will agree in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

 Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due and such default is not cured within 5 business days;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency, or reorganization of our company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control of our company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

●	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture will permit us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

(5)	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

 In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material United States federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by Nevada or New York law as decided by the Company at the time of issuance.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock or the preferred stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The 2023 consolidated financial statements of La Rosa Holdings Corp. included in La Rosa Holdings Corp.’s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, have been audited by Marcum LLP, the independent registered public accounting firm for the Company, as set forth in their report thereon which includes an explanatory paragraph as to the Company’s ability to continue as a going concern and is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. You may also obtain information about us by visiting our website at www.larosaholdings.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024, on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 15, 2024, and on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 19, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2024, February 1, 2024, February 23, 2024, February 26, 2024, March 13, 2024, March 21, 2024, April 5, 2024, April 17, 2024, April 19, 2024, April 24, 2024, April 26, 2024, May 16, 2024, May 24, 2024, June 26, 2024, July 19, 2024 (reporting date: July 16, 2024), July 19, 2024 (reporting date: July 17, 2024), August 13, 2024, August 16, 2024, August 22, 2024, August 27, 2024, September 20, 2024, October 1, 2024, October 4, 2024, October 11, 2024, October 24, 2024, November 7, 2024, and November 14, 2024;

●	the description of our common stock, which is contained in a registration statement on Form 8-A filed with the SEC on January 6, 2023, as amended on April 27, 2023, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

La Rosa Holdings Corp.

Attn: Chief Executive Officer

1420 Celebration Boulevard, 2nd Floor

Celebration, Florida 34747

Phone: (321) 250-1799

LA ROSA HOLDINGS CORP

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

PROSPECTUS

_______, 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2024

PROSPECTUS

Up to $5,329,500

LA ROSA HOLDINGS CORP.

Common Stock

We have entered into a sales agreement (“Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent” or “AGP”), pursuant to which we may, from time to time, issue and sell the shares of our common stock, $0.0001 par value per share, covered by this prospectus from time to time through or to the Sales Agent, acting as our agent or principal.

An At-the-Market (“ATM”) program will allow us to raise capital by selling shares of our common stock in open market transactions at our discretion. Unlike in underwritten public offerings, sales under ATM programs are not marketed, they are made at prevailing market prices, and they are generally less dilutive to stockholders than marketed offerings that generate the same net proceeds because (i) they are typically less expensive to transact than marketed offerings and (ii) they can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our Board of Directors has concluded that, at this time, it is in our best interest to have an ATM program available and to be used at our discretion for capital raising, since it enables us to determine the timing, quantity, and pricing of sales. Under the Sales Agreement, we will not be obligated to sell any shares, but we may issue and sell shares of our common stock having an aggregate gross sales price of up to $5,329,500 through the Sales Agent.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LRHC”. The last reported sale price of our common stock on Nasdaq on November 20, 2024 was $0.761 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of November 20, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $15,988,890, based on 14,149,460 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $1.13 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on October 23, 2024, calculated in accordance with General Instruction I.B.6 of Form S-3. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period that ends on and includes the date hereof.

Shares of our common stock covered by this prospectus may be sold by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). When they receive a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation payable to the Sales Agent for sales of common stock sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of the sales price of common stock sold. We anticipate no other commissions or material expenses for sales under the Sales Agreement. The orders will be executed at price limits imposed by us.

Even though this prospectus does not relate to a marketed offering of our common stock, in connection with the sale of common stock under the Sales Agreement, the Sales Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-9 of this prospectus.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.” We are also a “controlled company” as defined under the corporate governance rules of Nasdaq. Please read “Implications of Being a Controlled Company.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is                     , 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process on November 22, 2024. Under the shelf registration process, we may offer shares of our common stock from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $5,329,500 under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in our common stock.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, La Rosa Holdings Corp. and its subsidiaries.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K.

Overview

We are the holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments. Our primary business, La Rosa Realty, LLC, has been listed in the “Top 75 Residential Real Estate Firms in the United States” from 2016 through 2020 by the National Association of Realtors, the leading real estate industry trade association in the United States. Additionally, we have a full-service escrow settlement and title company in Florida.

In addition to providing person-to-person residential and commercial real estate brokerage services to the public, we cross sell ancillary technology-based products and services primarily to our sales agents and the sales agents associated with our franchisees. Our business is organized based on the services we provide internally to our agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, title and property management. Our real estate brokerage business operates primarily under the trade name La Rosa Realty, which we own, and, to a lesser extent, under the trade name Better Homes Realty which we license. We have 24 La Rosa Realty corporate real estate brokerage offices and branches located in Florida, California, Texas, Georgia, and Puerto Rico. We have 8 La Rosa Realty franchised real estate brokerage offices and branches and 3 affiliated real estate brokerage offices that pay us fees in three states in the United States and Puerto Rico. Our real estate brokerage offices, both corporate and franchised, are staffed with 2,647 licensed real estate brokers and sales associates as of September 30, 2024. Additionally, we have a full-service escrow settlement and title company in Florida.

We have built our business by providing the home buying public with well trained, knowledgeable realtors who have access to our proprietary and third-party in-house technology tools and quality education and training, and valuable marketing that attracts some of the best local realtors who provide value-added services to our home buyers and sellers that are attracted to our brands. We give our real estate brokers and sales agents who are seeking financial independence a turnkey solution and support them in growing their brokerages while they fund their own businesses. This enables us to maintain a low fixed-cost business with several recurring revenue streams, yielding relatively high margins and cash flow.

Our agent-centric commission model enables our sales agents to obtain higher net commissions than they would otherwise receive from many of our competitors in our local markets. We believe that agents who join our Company from the major real estate brokerage firms have increased their income by an average of approximately forty percent (40%). They can then use this additional income to reinvest in their businesses or as take-home profit. This is a strong incentive for them to compete against the discount, flat fee and internet brokerages that have sprung up in the past several years. Instead of us taking a greater share of their income, our agents pay what we believe to be reduced rates for training and mentorship and our proprietary technology. Our franchise model has a similar pricing methodology, permitting the franchise owner the freedom to operate their business with minimal control and lower expense than other franchise offerings.

Moreover, we believe that our proprietary technology, training, and the support that we provide to our agents at a minimal cost to them is one of the best offered in the industry.

On October 12, 2023, we consummated our initial public offering (the “IPO”). Following our IPO, as of the date of this prospectus, we have acquired majority ownership of the following franchisees of the Company: Horeb Kissimmee Realty, LLC, La Rosa Realty Orlando, LLC, La Rosa Realty Georgia, LLC, La Rosa Realty California, La Rosa Realty Lakeland LLC and La Rosa Realty Success LLC, and 100% ownership of the following franchisees of the Company: La Rosa CW Properties, LLC, La Rosa Realty North Florida LLC, La Rosa Realty Winter Garden LLC, Nona Legacy Powered By La Rosa Realty, Inc. (formerly, La Rosa Realty Lake Nona Inc.), BF Prime LLC, and La Rosa Realty Premier, LLC. We have also acquired 100% ownership of Nona Title Agency LLC, a full-service escrow settlement and title company.

We intend to continue growing our business organically and by acquisition.

It is management’s intention to acquire additional franchisees and other businesses in 2024 and 2025. We continuously look to search for potential acquisition targets. Management is in discussions with several franchisees; however, any future agreements may have terms that are materially different than the terms of completed acquisitions. We cannot guarantee that the Company will actually enter into any binding acquisition agreements with any of those companies. If we do, we cannot assure you that the terms of such acquisitions will be substantially the same or better for the Company than those of completed acquisitions.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page S-11.

Corporate Information

We were incorporated in the State of Nevada on June 14, 2021. Our principal corporate office is located at 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747. Our main telephone number is (321) 250-1799, and our main website is www.larosaholdings.com. The information included on our website or in any social media associated with the Company is not incorporated by reference in and is not deemed a part of this prospectus and should not be relied upon in determining whether to make an investment decision.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Implications of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules, due to the fact that our Chief Executive Officer, Chairman and Founder, Mr. Joseph La Rosa, as of November 20, 2024, controls 64.7% of the total voting power of our common stock based on his ownership of common stock and the 20,000,000 votes provided by his Series X Super Voting Preferred Stock, $0.0001 par value per share, (the “Series X Preferred Stock”) that votes with the common stock, with respect to director elections and other matters.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $5,329,500.

Common stock outstanding after this offering	Up to 27,204,176 shares, assuming sales of 7,003,285 shares of our common stock in this offering at an offering price of $0.761 per share, which was the last reported sale price of our common stock on Nasdaq on November 20, 2024. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for our common stock through the Sales Agent, acting as sales agent or principal. See the section entitled “Plan of Distribution” on page S-9 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for capital expenditures, acquisitions of additional companies or brands, other sales and marketing activities and for working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. See the section titled “Use of Proceeds on page S-8 of this prospectus.

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq symbol	“LRHC”

The number of shares of our common stock to be outstanding after this offering is based on approximately 20,200,891 shares of our common stock outstanding as of November 20, 2024 and does not include:

●	2,487,167 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $1.37 per share;

●	3,792,910 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $1.73 per share;

●	80,542 shares of our common stock issuable upon the vesting of restricted stock units;

●	4,042,593 shares of our common stock reserved for future issuance under our Amended and Restated 2022 Equity Incentive Plan; and

●	2,551,356 shares of our common stock issuable upon conversion of outstanding convertible promissory notes.

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors relating to our company described below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2023 or Quarterly Reports on Form 10-Q, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.” If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the years ended December 31, 2023 and 2022 were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the years ended December 31, 2023 and 2022, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on that we have incurred recurring net losses, and our operations have not provided net positive cash flows.

We plan on continuing to expand via acquisition, which we believe will us achieve future profitability, and we intend to raise capital from outside investors, as we have done in the past, to fund operating losses and to provide capital for further business acquisitions. However, there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings, or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in us.

Risks Associated with Our Capital Stock

Our failure to maintain our compliance with Nasdaq’s continued listing standards or other requirements could result in our common stock being delisted from Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

Our common stock is currently listed on the Nasdaq Capital Market on Nasdaq under the symbol “LRHC.” Nasdaq requires listed issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your shares.

On October 10, 2024, we received a letter from Nasdaq notifying us that we were no longer in compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Although Nasdaq has granted us 180 calendar days, or until April 8, 2025, to regain compliance with the Bid Price Rule, there can be no assurance that we will regain such compliance, and Nasdaq could make a determination to delist our common stock.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the Securities and Exchange Commission rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

Furthermore, on November 20, 2024, the closing price of our common stock was $0.761. Pursuant to Nasdaq Rule 5810(c)(3)(A)(iii), if the closing price of our common stock is $0.10 or less for 10 consecutive trading days, we will be issued a Staff Delisting Determination by Nasdaq. If we receive a Staff Delisting Determination Letter resulting from our common stock trading at or below $0.10 for 10 consecutive trading days, we will have 7 calendar days to request a hearing before a Nasdaq hearings panel to review the Staff Delisting Determination, which will determine the delisting of our common stock by Nasdaq. A hearing would then take place within 45 days of the hearing request to determine whether or not our common stock would be delisted. If, in the future, we receive a Staff Delisting Determination there can be no assurance that we would be successful in preventing a determination by the Nasdaq hearing panel that our stock will be delisted.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, acquisitions of additional brands or companies (although no potential acquisition targets have been currently identified), and investments. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming the sale of shares of our common stock in this offering in the aggregate amount of $5,329,500 at price of $0.761 per share, which was the last reported sale price of our common stock on Nasdaq on November 20, 2024, and net tangible book value per share of our common stock of $(0.26) as of September 30, 2024, you will suffer immediate and substantial dilution of $0.751 per share representing the difference between our as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering and the assumed offering price. To the extent shares are issued under outstanding options or warrants, you will incur further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock on the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We plan to sell shares of our common stock in “at the market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common stock, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of our common stock that we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we will have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the Sales Agent will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Sales Agreement with the Sales Agent or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “would,” “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our business development efforts, our prospects for initiating partnerships or collaborations, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $5,329,500 from time to time, before deducting Sales Agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

The principal purposes of this offering are to increase our capitalization and financial flexibility, increase our visibility in the marketplace and increase awareness of our Company among institutional and retail investors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from this offering for capital expenditures, acquisitions of additional companies or brands, sales and marketing activities and for working capital and general corporate purposes.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of September 30, 2024, was $(4,827,056) or approximately $(0.26) per share of common stock.

After giving effect to the sale of 7,003,285 shares of our common stock pursuant to this prospectus in the aggregate amount of $5,329,500 at an assumed price of $0.761 per share, which was the last reported sale price of our common stock on Nasdaq on November 20, 2024, and after deducting commissions and estimated offering expenses payable by us (estimated at $209,885), our as-adjusted net tangible book value as of September 30, 2024 would have been approximately $292,559 or approximately $0.01 per share. This represents an immediate increase in net tangible book value of approximately $0.27 per share of common stock to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $0.1 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$0.761
Net tangible book value per share as of September 30, 2024	$(0.26)
Increase in net tangible book value per share attributable to this offering	0.27
As adjusted net tangible book value per share after giving effect to this offering		0.01
Dilution per share to new investors participating in this offering		$0.751

The table above assumes, for illustrative purposes, that an aggregate of 7,003,285 shares of our common stock are sold at an offering price of $0.761 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 20, 2024, for aggregate gross proceeds of $5,329,500. However, the shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on approximately 18,560,199 shares of our common stock outstanding as of September 30, 2024 and does not include:

●	2,487,167 shares of our common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $1.37 per share;

●	3,792,910 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $1.73 per share;

●	80,542 shares of our common stock issuable upon the vesting of restricted stock units;

●	4,042,594 shares of our common stock reserved for future issuance under our Amended and Restated 2022 Equity Incentive Plan; and

●	2,551,356 shares of our common stock issuable upon conversion of outstanding convertible promissory notes.

The discussion and table above assume no exercise of outstanding options or warrants. To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $3,191,500 to or through A.G.P., acting as our sales agent or principal. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our common stock under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through A.G.P. under the Sales Agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the Sales Agreement.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and up to an additional $2,500 per fiscal year for maintenance.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $209,885. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Regulation M

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilize our common stock.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

Listing

Our common stock is listed on Nasdaq under the symbol “LRHC.”

Other Relationships

A.G.P. and/or its affiliates may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. The Sales Agent is being represented in connection with this offering by Bevilacqua PLLC, Washington, D.C.

EXPERTS

The 2023 consolidated financial statements of La Rosa Holdings Corp. included in La Rosa Holdings Corp.’s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, have been audited by Marcum LLP, the independent registered public accounting firm for the Company, as set forth in their report thereon which includes an explanatory paragraph as to the Company’s ability to continue as a going concern and is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. You may also obtain information about us by visiting our website at www.larosaholdings.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024, on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 15, 2024, and on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 19, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2024, February 1, 2024, February 23, 2024, February 26, 2024, March 13, 2024, March 21, 2024, April 5, 2024, April 17, 2024, April 19, 2024, April 24, 2024, April 26, 2024, May 16, 2024, May 24, 2024, June 26, 2024, July 19, 2024 (reporting date: July 16, 2024), July 19, 2024 (reporting date: July 17, 2024), August 13, 2024, August 16, 2024, August 22, 2024, August 27, 2024, September 20, 2024, October 1, 2024, October 4, 2024, October 11, 2024, October 24, 2024, November 7, 2024, and November 14, 2024;

●	the description of our common stock, which is contained in a registration statement on Form 8-A filed with the SEC on January 6, 2023, as amended on April 27, 2023, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the SEC under Section 13(a), 13(c), Section 14 or 15(d) of the Exchange Act.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

La Rosa Holdings Corp.

Attn: Chief Executive Officer

1420 Celebration Boulevard, 2nd Floor

Celebration, Florida 34747

Phone: (321) 250-1799

LA ROSA HOLDINGS CORP.

Up to $5,329,500

Common Stock

PROSPECTUS

A.G.P.

The date of this prospectus is                   , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. We will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$7,655
FINRA filing fee	$7,750
Legal fees and expenses	$65,000
Accounting fees and expenses	$8,500
Printing and related expenses	$1,200
Miscellaneous	$500
Total	$90,605

Item 15. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee, or agent may be indemnified against expenses, fines, settlements, or judgments arising in connection with a legal proceeding to which such person is a party if that person’s actions were in good faith, were believed to be in or not opposed to our best interest and were not unlawful. Nevada law requires that we indemnify any director, officer, employee, or agent who is successful on the merits or otherwise in defense of any such legal proceeding. Our bylaws require that we advance the expenses directors or officers incur in defending any civil or criminal action, suit, or proceeding as they are incurred upon receipt of an undertaking by the indemnitee to repay all amounts so advanced if it is determined by final judicial decision that the indemnitee is not entitled to indemnification.

Indemnification may also be granted pursuant to the terms of agreements that may be entered into in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance that protects our officers and directors against liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director.

We have entered or intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement may provide, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We are in the process of obtaining standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments that we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement or Purchase Agreement
1.2	Sales Agreement, dated November 22, 2024, by and between the Company and A.G.P./Alliance Global Partners
3.1	Articles of Incorporation of La Rosa Holdings Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
3.2	Amended and Restated Articles of Incorporation of La Rosa Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
3.3	Certificate of Amendment to Articles of Incorporation for 3.5 for 1 reverse stock split (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
3.4	Certificate of Correction of Certificate of Amendment to Articles of Incorporation for 10 for 1 reverse stock split (incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 19, 2022).
3.5	Certificate Of Designations, Preferences And Rights Of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 26, 2023).
3.6	Certificate of Amendment to Articles of Incorporation for 2 for 1 forward stock split (incorporated by reference to Exhibit 3.7 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of April 26, 2023).
3.7	Bylaws of La Rosa Holdings Corp. (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-264372) filed with the SEC as of June 14, 2022).
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3*	Form of Certificate of Designation
4.4*	Form of Deposit Agreement
4.5*	Form of Depositary Agreement
4.6*	Form of Warrant Agreement
4.7*	Form of Warrant
4.8*	Form of Rights Agreement
4.9*	Form of Unit Agreement
5.1	Opinion of Sichenzia Ross Ference Carmel LLP relating to the base prospectus
5.2	Opinion of Sichenzia Ross Ference Carmel LLP relating to the ATM prospectus
23.1	Consent of Marcum LLP
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1).
23.3	Consent of Counsel to Registrant (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page of Registration Statement)
25.1*	Form T-1 Statement of Eligibility to act as trustee under Indenture
107	Filing Fees

*	To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the town of Celebration, State of Florida, on November 22, 2024.

LA ROSA HOLDINGS CORP.

By:	/s/ Joseph La Rosa
Name:	Joseph La Rosa
Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph La Rosa as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph La Rosa	Founder, President, Chief Executive Officer, Interim Chief Financial Officer, and Director	November 22, 2024
Joseph La Rosa	(Principal Executive Officer, Chief Financial and Accounting Officer)

/s/ Michael A. La Rosa	Director	November 22, 2024
Michael A. La Rosa

/s/ Ned L. Siegel	Director	November 22, 2024
Ned L. Siegel

/s/ Lourdes Felix	Director	November 22, 2024
Lourdes Felix

/s/ Siamack Alavi	Director	November 22, 2024
Siamack Alavi